                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

              EWC Aviation Corp., a Texas corporation

              EWC GP Corp., a Delaware corporation

              EWC LP Corp., a Delaware corporation

              Encore Wire Limited, a Texas limited partnership